Date: February 4, 2009
Media Contact:
Michael Kinney
732-938-1031
mkinney@njresources.com
Investor Contact:
Dennis Puma
732-938-1229
dpuma@njresources.com

NEW JERSEY RESOURCES ANNOUNCES EARNINGS;
INCREASES FISCAL 2009 GUIDANCE;
REPORTS 38 PERCENT QUARTERLY INCREASE AT NJNG
10.7 percent dividend increase implemented

WALL, NJ – New Jersey Resources (NYSE: NJR) today reported results for the first quarter of fiscal 2009 and increased its net financial earnings guidance for the year to a range of $2.32 to $2.42 per basic share from a range of $2.30 to $2.40 per basic share.

A reconciliation of net income to net financial earnings for the first quarter of fiscal years 2009 and 2008 is provided below:

	Three Months Ended
	December 31,
(Thousands)	2008	2007
Net income	$11,776	$30,185
Add:
Unrealized loss on derivative instruments, net of taxes	4,122	3,080
Realized loss from derivative instruments related to natural gas inventory, net of taxes	16,580	3,042
Net financial earnings	$32,478	$36,307

Weighted Average Shares Outstanding
Basic	42,170	41,678
Diluted	42,495	41,928

Basic earnings per share	$0.28	$0.72
Basic net financial earnings per share	$0.77	$0.87

Net financial earnings is a financial measure not calculated in accordance with generally accepted accounting principles (GAAP) of the United States as it excludes all unrealized, and certain realized, gains and losses associated with derivative instruments. For further discussion of this financial measure, as well as a reconciliation to the most comparable GAAP measure, please see the explanation below under “Additional Non-GAAP Financial Information.”

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NEW JERSEY RESOURCES ANNOUNCES FIRST-QUARTER EARNINGS; INCREASES FISCAL 2009 GUIDANCE;
REPORTS 38 PERCENT QUARTERLY INCREASE AT NJNG

▪	NJR Increases Fiscal 2009 Net Financial Earnings Guidance

Subject to the factors discussed at the end of this release under “Forward-Looking Statements,” NJR is increasing its fiscal 2009 net financial earnings guidance to a range of $2.32 to $2.42 per basic share from a range of $2.30 to $2.40 per basic share.

“The company’s conservative business model has provided access to capital and continued steady performance, even in the face of the current global economic crisis,” said Laurence M. Downes, chairman and CEO of NJR. “The fact that we are able to increase our net financial earnings guidance for fiscal 2009 speaks volumes about the consistent performance of our company.”

The company is increasing its net financial earnings guidance due to stronger-than-expected utility results, driven primarily by the positive impact of its base rate case, higher gross margin from incentive programs and reduced borrowing costs as a result of lower interest rates.

▪	New Jersey Natural Gas Reports Strong Earnings

New Jersey Natural Gas (NJNG), the company’s utility subsidiary, recorded a strong performance and achieved a 38 percent increase in earnings. Net income for the first quarter of fiscal 2009 was $23.1 million compared with $16.7 million in the same period last year. The increase was driven by the resolution of the base rate case and higher gross margin from incentive programs while customer growth remained steady. During the first quarter, NJNG added 1,763 new customers, of which approximately half came from conversions, a trend the company expects to continue. Furthermore, an additional 162 existing non-heat customers converted to natural gas heat and other services. These new customers and conversions are expected to contribute approximately $1.1 million annually to utility gross margin.

▪	10.7 Percent Dividend Increase Takes Effect

In November 2008, NJR’s board of directors announced a 10.7 percent increase to the dividend, raising the quarterly rate to $.31 per share from $.28 per share, and establishing a new annual rate of $1.24 per share. NJR’s new annual dividend rate was effective with the dividend payable on January 2, 2009 to shareowners of record on December 15, 2008.

▪	NJR Energy Services Forecasted to Contribute 30 to 35 Percent of Net Financial Earnings

Net financial earnings at NJR Energy Services (NJRES), NJR’s wholesale energy subsidiary, were $9.4 million during the first quarter of fiscal 2009 compared with $19.1 million in the same period last year. The expected decrease was due primarily to narrower winter storage spreads and less contracted transportation capacity in the Northeast. NJRES’ results are seasonal in nature and the company forecasts its net financial earnings to account for between 30 and 35 percent of total net financial earnings for the year. This level would be the third-highest in its history. NJRES continues its efforts to enhance its portfolio to capture opportunities in the changing marketplace.

Other recent highlights include:

▪	NJNG Proposes Economic Stimulus Programs

On January 20, 2009, NJNG submitted a filing with the New Jersey Board of Public Utilities (BPU) for approval of two new programs aimed at stimulating the local economy through energy efficiency, job creation and infrastructure spending. The Accelerated Infrastructure Program would allow NJNG to expedite previously planned capital improvement projects and create up to 100 jobs while ensuring the safety and reliability of its distribution system. The second filing, if approved, would provide programs for customers that would promote energy efficiency and create or sustain approximately 100 jobs while supporting the state’s effort to reduce greenhouse gas emissions and the goals of the Energy Master Plan. As proposed, each program would increase the average residential customer’s bill by one half of 1 percent, or approximately $9 annually. Both programs include the recovery of NJNG’s overall cost of capital.

▪	Second Highest Send Out in Company History

NJNG reported its second highest send out of natural gas in the 56-year history of the company on January 16, 2009. Due in part to the utility’s disciplined spending on capital improvements, no problems were experienced on the utility’s distribution system as 622,990 decatherms of natural gas were delivered to customers with the highest-ever capacity flowing through the company’s pipelines.

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NEW JERSEY RESOURCES ANNOUNCES FIRST-QUARTER EARNINGS; INCREASES FISCAL 2009 GUIDANCE;
REPORTS 38 PERCENT QUARTERLY INCREASE AT NJNG

▪	NJNG Customers Receive Bill Credit

In December 2008, NJNG notified the BPU that it would implement a bill credit totaling approximately $30 million for residential and small commercial sales customers, due to the decline in wholesale natural gas prices. The bill credit is in effect for natural gas usage between January 1, 2009, and February 28, 2009, and is expected to save the average customer approximately 11.7 percent over the 2-month period.

Webcast Information
NJR will host a live webcast to discuss its financial results today at 9 a.m. ET. A few minutes prior to the webcast, go to www.njliving.com and select “New Jersey Resources” from the top navigation bar. Choose “Investor Relations,” then click just below the microphone under the heading “Latest Webcast” on the Investor Relations home page.

Forward-Looking Statements
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. NJR cautions readers that the assumptions forming the basis for forward-looking statements include many factors that are beyond NJR’s ability to control or estimate precisely, such as estimates of future market conditions and the behavior of other market participants. Other factors that could cause actual results to differ materially from the company’s expectations include, but are not limited to, weather, economic conditions and demographic changes in NJNG’s service territory, rate of customer growth, volatility of natural gas commodity prices and its impact on customer usage and NJR Energy Services operations, changes in rating agency requirements and/or credit ratings and their effect on availability and cost of capital to the company, conditions in the credit markets and their potential impact on the company’s access to capital and borrowing costs, increased interest costs resulting from failures in the market for auction rate securities, the impact of the company’s risk management efforts, including commercial and wholesale credit risks, changes in the costs of providing pension and post-employment benefits to current and former employees, the company’s ability to obtain governmental approvals, property rights and/or financing for the construction, development and operation of its non-regulated energy investments, risks associated with the management of the company’s joint ventures and partnerships, the impact of regulation (including the regulation of rates), the outcome of any future base rate cases, fluctuations in energy-related commodity prices, customer conversions, other marketing efforts, actual energy usage patterns of NJNG’s customers, the pace of deregulation of retail gas markets, access to adequate supplies of natural gas, the regulatory and pricing policies of federal and state regulatory agencies, changes due to legislation at the federal and state level, an adequate number of appropriate counterparties, sufficient liquidity in the energy trading market, the disallowance of recovery of environmental-related expenditures, environmental and other litigation and other uncertainties, the effects and impacts of inflation, change in accounting pronouncements issued by the appropriate standard setting bodies and terrorist attacks or threatened attacks on energy facilities or unrelated energy companies. NJR does not, by including this paragraph, assume any obligation to review or revise any particular forward-looking statement referenced herein in light of future events. More detailed information about these factors is set forth under the heading “Risk Factors” in NJR’s filings with the Securities and Exchange Commission (SEC) including its most recent Form 10-K.

Non-GAAP Financial Information
This press release includes the non-GAAP measures net financial earnings (losses), financial margin and utility gross margin. A reconciliation of these non-GAAP financial measures to the most directly comparable financial measures calculated and reported in accordance with GAAP, can be found below. As an indicator of the company’s operating performance, these measures should not be considered an alternative to, or more meaningful than, operating income as determined in accordance with GAAP.

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NEW JERSEY RESOURCES ANNOUNCES FIRST-QUARTER EARNINGS; INCREASES FISCAL 2009 GUIDANCE;
REPORTS 38 PERCENT QUARTERLY INCREASE AT NJNG

Net financial earnings (losses) and financial margin exclude unrealized gains or losses on derivative instruments related to the company’s unregulated subsidiaries and certain realized gains and losses on derivative instruments related to natural gas that has been placed into storage at NJRES. Volatility associated with the change in value of these financial and physical commodity contracts is reported in the income statement in the current period. In order to manage its business, NJR views its results without the impacts of the unrealized gains and losses, and certain realized gains and losses, caused by changes in value of these financial instruments and physical commodity contracts prior to the completion of the planned transaction because it shows changes in value currently as opposed to when the planned transaction ultimately is settled. NJNG’s utility gross margin represents the results of revenues less natural gas costs, sales and other taxes and regulatory rider expenses, which are key components of the company’s operations that move in relation to each other. Management uses these non-GAAP financial measures as supplemental measures to other GAAP results to provide a more complete understanding of the company’s performance. Management believes these non-GAAP measures are more reflective of the company’s business model, provide transparency to investors and enable period-to-period comparability of financial performance. A reconciliation of all non-GAAP financial measures to the most directly comparable financial measures calculated and reported in accordance with GAAP, can be found below. For a full discussion of NJR’s non-GAAP financial measures, please see NJR’s most recent Form 10-K, Item 7.

About New Jersey Resources
New Jersey Resources, a Fortune 1000 company, provides natural gas and clean energy services to customers in New Jersey and in states from the Gulf Coast to New England, and Canada. With over $3 billion in annual revenues, NJR safely and reliably delivers natural gas through more than 6,500 miles of main to nearly half a million customers; develops and manages a diverse portfolio of more than 740,000 dth/d of transportation capacity and nearly 27 Bcf of storage capacity; and provides appliance installation and service to approximately 150,000 homes and businesses. NJR has also made significant investments in the midstream asset sector through equity partnerships, including Steckman Ridge and Iroquois. Through Conserve to Preserve®, NJR is helping customers use less energy and save money. For more information about NJR, visit www.njliving.com.

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Reconciliation of Non-GAAP Performance Measures

NEW JERSEY RESOURCES

A reconciliation of Net income at NJR to net financial earnings, is as follows:

	Three Months Ended
	December 31,
(Thousands)	2008	2007
Net income	$11,776	$30,185
Add:
Unrealized loss on derivative instruments, net of taxes	4,122	3,080
Realized loss from derivative instruments related to natural gas inventory, net of taxes	16,580	3,042
Net financial earnings	$32,478	$36,307

WEIGHTED AVERAGE SHARES OUTSTANDING
BASIC	42,170	41,678
DILUTED	42,495	41,928

Basic net financial earnings per share	$0.77	$0.87

NJR ENERGY SERVICES

The following table is a computation of financial margin at NJRES:

	Three Months Ended
	December 31,
(Thousands)	2008	2007
Operating revenues	$463,094	$520,211
Gas purchases	467,732	494,546
Add:
Unrealized (gain) loss on derivative instruments	(2,597)	4,922
Net realized loss from derivative instruments related to natural gas inventory	27,194	5,163
Financial margin	$ 19,959	$ 35,750

A reconciliation of Operating income at NJRES, the closest GAAP financial measurement, to the financial margin is as follows:
	Three Months Ended
	December 31,
(Thousands)	2008	2007
Operating (loss) income	$(9,378)	$22,563
Add:
Operation and maintenance expense	4,360	2,840
Depreciation and amortization	51	53
Other taxes	329	209
Subtotal – Gross margin	(4,638)	25,665
Add:
Unrealized (gain) loss on derivative instruments	(2,597)	4,922
Net realized loss from derivative instruments related to natural gas inventory	27,194	5,163
Financial margin	$19,959	$35,750

A reconciliation of NJRES Net income to net financial earnings, is as follows:

	Three Months Ended
	December 31,
(Thousands)	2008	2007
Net (loss) income	$(5,614)	$13,150
Add:
Unrealized (gain) loss on derivative instruments, net of taxes	(1,583)	2,900
Realized loss from derivative instruments related to natural gas inventory, net of taxes	16,580	3,042
Net financial earnings	$ 9,383	$19,092

Retail and Other

A reconciliation of Retail and Other Net income to net financial earnings, is as follows:

	Three Months Ended
	December 31,
(Thousands)	2008	2007
Net (loss) income	$(5,684)	$365
Add:
Unrealized loss on derivative instruments, net of taxes	5,705	180
Realized loss from derivative instruments related to natural gas inventory, net of taxes	—	—
Net financial earnings	$ 21	$545

NEW JERSEY RESOURCES

CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended
	December 31,
(Thousands, except per share data)	2008	2007
OPERATING REVENUES	$801,304	$811,138

OPERATING EXPENSES
Gas purchases	698,145	684,694
Operation and maintenance	36,408	32,179
Regulatory rider expenses	13,561	12,165
Depreciation and amortization	7,361	9,403
Energy and other taxes	23,633	18,160
Total operating expenses	779,108	756,601

OPERATING INCOME	22,196	54,537

Other income	1,277	1,528

Interest expense, net	6,966	7,810

INCOME BEFORE INCOME TAXES	16,507	48,255

Income tax provision	5,245	18,494

Equity in earnings, net of tax	514	424

NET INCOME	$ 11,776	$ 30,185

EARNINGS PER COMMON SHARE
BASIC	$0.28	$0.72
DILUTED	$0.28	$0.72

DIVIDENDS PER COMMON SHARE	$0.31	$0.27

AVERAGE SHARES OUTSTANDING
BASIC	42,170	41,678
DILUTED	42,495	41,928

NEW JERSEY RESOURCES

	Three Months Ended
(Unaudited)	December 31,
(Thousands, except per share data)	2008	2007
Operating Revenues
New Jersey Natural Gas	$340,908	$284,360
NJR Energy Services	463,094	520,211
Retail and Other	(2,654)	6,631
Sub-total	801,348	811,202
Intercompany Eliminations	(44)	(64)
Total	$801,304	$811,138

Operating Income (Loss)
New Jersey Natural Gas	$42,186	$31,602
NJR Energy Services	(9,378)	22,563
Retail and Other	(10,658)	372
Sub-total	22,150	54,537
Intercompany Eliminations	46	—
Total	$22,196	$54,537

Net Income (Loss)
New Jersey Natural Gas	$23,074	$16,670
NJR Energy Services	(5,614)	13,150
Retail and Other	(5,684)	365
Total	$11,776	$30,185

Net Financial Income
New Jersey Natural Gas	$23,074	$16,670
NJR Energy Services	9,383	19,092
Retail and Other	21	545
Total	$32,478	$36,307

Throughput (Bcf)
NJNG, Core Customers	20.4	19.9
NJNG, Off System/Capacity Management	12.2	9.7
NJRES Fuel Mgmt. and Wholesale Sales	71.1	67.1
Total	103.7	96.7

Common Stock Data
Yield at December 31	3.2%	3.2%
Market Price
High	$40.22	$34.71
Low	$21.90	$31.00
Close at December 31	$39.35	$33.35
Shares Out. at December 31	42,257	41,724
Market Cap. at December 31	$1,662,813	$1,391,356

NEW JERSEY NATURAL GAS

(Unaudited)
(Thousands, except customer & weather data)	2008	2007
Utility Gross Margin
Operating revenues	$340,908	$284,360
Less:
Gas purchases	230,452	190,148
Energy and other taxes	21,587	16,363
Regulatory rider expense	13,561	12,165
Total Utility Gross Margin	$75,308	$65,684

Utility Gross Margin and Operating Income
Residential	$49,687	$45,400
Commercial, Industrial & Other	13,381	13,796
Firm Transportation	8,432	4,934
Total Firm Margin	71,500	64,130
Interruptible	84	134
Total System Margin	71,584	64,264
Off System/Capacity Management/FRM	3,724	1,420
TOTAL UTILITY GROSS MARGIN	75,308	65,684
Operation and maintenance expense	24,950	23,879
Depreciation and amortization	7,161	9,233
Other taxes not reflected in gross margin	1,011	970
OPERATING INCOME	$42,186	$31,602

Throughput (Bcf)
Residential	13.3	12.7
Commercial, Industrial & Other	3.2	2.8
Firm Transportation	3.0	2.8
Total Firm Throughput	19.5	18.3
Interruptible	0.9	1.6
Total System Throughput	20.4	19.9
Off System/Capacity Management	12.2	9.7
TOTAL THROUGHPUT	32.6	29.6

Customers
Residential	438,602	436,479
Commercial, Industrial & Other	30,175	29,995
Firm Transportation	17,267	14,213
Total Firm Customers	486,044	480,687
Interruptible	45	45
Total System Customers	486,089	480,732
Off System/Capacity Management	35	40
TOTAL CUSTOMERS	486,124	480,772

Degree Days
Actual	1,700	1,545
Normal	1,670	1,682
Percent of Normal	101.8%	91.9%

NJR ENERGY SERVICES
	Three Months Ended
(Unaudited)	December 31,
(Thousands, except customer)	2008	2007
Operating Revenues	$463,094	$520,211
Gas Purchases	467,732	494,546
Gross (Loss) Margin	(4,638)	25,665
Operation and maintenance expense	4,360	2,840
Depreciation and amortization	51	53
Energy and other taxes	329	209
Operating (Loss) Income	$(9,378)	$22,563

Net (Loss) Income	$(5,614)	$13,150

Financial Margin	$19,959	$35,750

Net Financial Earnings	$9,383	$19,092

Gas Sold and Managed (Bcf)	71.1	67.1

RETAIL AND OTHER

Operating Revenues	$(2,654)	$6,631

Operating (Loss) Income	$(10,658)	$372

Net (Loss) Income	$(5,684)	$365

Net Financial Earnings	$21	$545

Total Customers at December 31	143,821	143,502